                                                               EXHIBIT 2.1

                                                               [EXECUTION COPY]


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                         CHANCELLOR MEDIA CORPORATION,


                       CAPSTAR BROADCASTING CORPORATION,


                         CBC ACQUISITION COMPANY, INC.


                                      AND


                              CMC MERGER SUB, INC.



                           DATED AS OF APRIL 29, 1999

                                TABLE OF CONTENTS


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                                                                                                           PAGE
Article 1             THE MERGER.............................................................................2

     1.1      The Merger.....................................................................................2

     1.2      Closing........................................................................................2

     1.3      Effective Time.................................................................................2

     1.4      Certificate of Incorporation...................................................................2

     1.5      Bylaws.........................................................................................3

     1.6      Directors......................................................................................3

     1.7      Officers.......................................................................................3

     1.8      Effect on Capstar Capital Stock................................................................3

                       (a)      Outstanding Capstar Common Stock.............................................3

                       (b)      Treasury Shares..............................................................4

                       (c)      Impact of Stock Splits, etc..................................................4

     1.9      Effect on Chancellor Capital Stock.............................................................4

     1.10     Effect on Merger Sub Capital Stock.............................................................4

     1.11     Exchange of Certificates.......................................................................5

                       (a)      Paying Agent.................................................................5

                       (b)      Exchange Procedures..........................................................5

                       (c)      Letter of Transmittal........................................................5

                       (d)      Distributions with Respect to Unexchanged Shares.............................6

                       (e)      No Further Ownership Rights in Capstar Common Stock..........................6

                       (f)      No Fractional Shares.........................................................6

                       (g)      Termination of Payment Fund..................................................7

                       (h)      No Liability.................................................................7

                       (i)      Withholding of Tax...........................................................7

     1.12     Dissenting Shares..............................................................................8

Article 2             REPRESENTATIONS AND WARRANTIES OF CAPSTAR..............................................8

     2.1      Organization, Standing and Corporate Power.....................................................8

     2.2      Capital Structure..............................................................................9

     2.3      Authority; Noncontravention...................................................................10


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                                TABLE OF CONTENTS
                                  (continued)

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
     2.4      Capstar SEC Documents; Financial Statements...................................................11

     2.5      Absence of Certain Changes or Events..........................................................12

     2.6      No Extraordinary Payments or Change in Benefits...............................................13

     2.7      Voting Requirements...........................................................................13

     2.8      State Takeover Statutes.......................................................................13

     2.9      Capstar FCC Licenses; Operations of Capstar Licensed Facilities...............................14

     2.10     Brokers.......................................................................................15

     2.11     FCC Qualification.............................................................................15

     2.12     Compliance With Applicable Laws...............................................................15

     2.13     Absence of Undisclosed Liabilities............................................................15

     2.14     Litigation....................................................................................16

     2.15     Transactions With Affiliates..................................................................16

     2.16     Labor Matters.................................................................................16

     2.17     Employee Arrangements and Benefit Plans.......................................................16

     2.18     Tax Matters...................................................................................17

     2.19     Intellectual Property.........................................................................18

     2.20     Environmental Matters.........................................................................19

     2.21     Material Agreements...........................................................................20

     2.22     Tangible Property.............................................................................21

     2.23     Opinion of Financial Advisors.................................................................21

     2.24     No Other Representations and Warranties.......................................................21

Article 3             REPRESENTATIONS AND WARRANTIES OF CHANCELLOR..........................................22

     3.1      Organization, Standing and Corporate Power....................................................22

     3.2      Capital Structure.............................................................................22

     3.3      Authority; Noncontravention...................................................................23

     3.4      Chancellor SEC Documents; Financial Statements................................................25

     3.5      Absence of Certain Changes or Events..........................................................25

     3.6      No Extraordinary Payments or Change in Benefits...............................................26

     3.7      Brokers.......................................................................................26
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                                TABLE OF CONTENTS
                                  (continued)

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
     3.8      Opinion of Financial Advisors.................................................................27

     3.9      Absence of Undisclosed Liabilities............................................................27

     3.10     Litigation....................................................................................27

     3.11     Transactions With Affiliates..................................................................28

     3.12     Voting Requirements...........................................................................28

     3.13     FCC Qualification.............................................................................28

     3.14     Employee Arrangements and Benefit Plans.......................................................28

     3.15     Tax Matters...................................................................................29

     3.16     Intellectual Property.........................................................................30

     3.17     Environmental Matters.........................................................................30

     3.18     Compliance With Applicable Laws...............................................................31

     3.19     Chancellor FCC Licenses; Operations of Chancellor Licensed Facilities.........................31

     3.20     State Takeover Statutes.......................................................................32

     3.21     Chancellor Common Stock.......................................................................32

     3.22     No Other Representations and Warranties.......................................................32

Article 4             REPRESENTATIONS AND WARRANTIES OF MERGER SUB..........................................33

     4.1      Organization, Standing and Corporate Power....................................................33

     4.2      Capital Structure.............................................................................33

     4.3      Authority; Noncontravention...................................................................33

     4.4      No Prior Activities...........................................................................34

Article 5             ADDITIONAL AGREEMENTS.................................................................34

     5.1      Preparation of Form S-4 and Joint Proxy Statement/Prospectus; Information Supplied............34

     5.2      Stockholder Approval..........................................................................35

     5.3      Access To Information; Confidentiality........................................................37

     5.4      Public Announcements..........................................................................37

     5.5      Acquisition Proposals.........................................................................37

     5.6      Consents, Approvals and Filings...............................................................39

     5.7      Affiliates Letters............................................................................40

     5.8      Nasdaq or Exchange Listing....................................................................40


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                                TABLE OF CONTENTS
                                  (continued)

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
     5.9      Indemnification...............................................................................40

     5.10     Letter of Chancellor's Accountants............................................................41

     5.11     Letter of Capstar's Accountants...............................................................41

     5.12     [Intentionally left blank.]...................................................................41

     5.13     Senior Credit Facility Consents...............................................................41

     5.14     Section 16(b) Board Approval..................................................................41

     5.15     Termination of or Waiver of Rights Under Stockholders Agreements..............................42

     5.16     Chancellor Registration Rights................................................................42

Article 6             COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER.............................43

     6.1      Conduct of Business...........................................................................43

     6.2      Capstar Stock Options.........................................................................45

     6.3      Capstar Warrants..............................................................................46

     6.4      Other Actions.................................................................................47

Article 7             CONDITIONS PRECEDENT..................................................................47

     7.1      Conditions to Each Party's Obligation to Effect the Merger....................................47

                       (a)      Stockholder Approval........................................................47

                       (b)      FCC Order...................................................................47

                       (c)      Governmental and Regulatory Consents........................................47

                       (d)      HSR Act.....................................................................48

                       (e)      No Injunctions or Restraints................................................48

                       (f)      Nasdaq or Exchange Approval.................................................48

                       (g)      Form S-4....................................................................48

                       (h)      [Intentionally left blank.].................................................48

                       (i)      [Intentionally left blank.].................................................48

                       (j)      Consent of Senior Lenders...................................................48

     7.2      Conditions to Obligations of Capstar..........................................................48

                       (a)      Representations and Warranties..............................................48

                       (b)      Performance of Obligations of Chancellor and Merger Sub.....................49

                       (c)      Tax Opinion.................................................................49


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                                TABLE OF CONTENTS
                                  (continued)

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                                                                                                           PAGE
                       (d)      Chancellor Registration Rights..............................................49

     7.3      Conditions to Obligations of Chancellor.......................................................49

                       (a)      Representations and Warranties..............................................49

                       (b)      Performance of Obligations of Capstar.......................................50

                       (c)      Tax Opinion.................................................................50

                       (d)      Material Agreements.........................................................50

                       (e)      Financial Services Agreements...............................................50

                       (f)      Dissenting Shares...........................................................50

Article 8             TERMINATION, AMENDMENT AND WAIVER.....................................................51

     8.1      Termination...................................................................................51

     8.2      Effect of Termination.........................................................................52

     8.3      Amendment.....................................................................................53

     8.4      Extension; Consent; Waiver....................................................................53

     8.5      Procedure for Termination, Amendment, Extension, Consent or Waiver............................53

Article 9             SURVIVAL OF PROVISIONS................................................................53

     9.1      Survival......................................................................................53

Article 10            NOTICES...............................................................................54

     10.1     Notices.......................................................................................54

Article 11            MISCELLANEOUS.........................................................................56

     11.1     Entire Agreement..............................................................................56

     11.2     Expenses......................................................................................56

     11.3     Counterparts..................................................................................56

     11.4     No Third Party Beneficiary....................................................................56

     11.5     Governing Law.................................................................................56

     11.6     Assignment; Binding Effect....................................................................56

     11.7     Headings, Gender, Etc.........................................................................57

     11.8     Invalid Provisions............................................................................57

     11.9     No Recourse Against Others....................................................................57

     11.10    Release of Old Merger Sub.....................................................................57


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                                TABLE OF CONTENTS
                                  (continued)


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
Annexes
-------

Annex I    Certificate of Incorporation of Merger Sub
Annex II   Form of Second Amended and Restated Certificate of Incorporation of Chancellor
Annex III  Bylaws of Merger Sub
Annex IV   Form of Affiliate Letter

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 1999, is being entered into by and among CHANCELLOR MEDIA CORPORATION, a Delaware corporation ("Chancellor"), CAPSTAR BROADCASTING CORPORATION, a Delaware corporation ("Capstar"), CBC ACQUISITION COMPANY, INC., a Delaware corporation and wholly-owned subsidiary of Capstar ("Old Merger Sub"), and CMC MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Chancellor ("Merger Sub").

                                    RECITALS

        WHEREAS, Chancellor, Capstar and Old Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of August 26, 1998 (the "Old Agreement");

        WHEREAS, Chancellor and Capstar still deem it advisable and in the best interests of their respective stockholders to combine their respective businesses in a strategic merger as contemplated by the Old Agreement;

        WHEREAS, Chancellor, Capstar and Old Merger Sub desire hereby to amend and restate the Old Agreement in its entirety and to add Merger Sub as a party to the Agreement and to release Old Merger Sub from any obligations under the Old Agreement;

        WHEREAS, subject to the terms and conditions set forth herein, (i) the Board of Directors of Capstar, upon the recommendation of a duly authorized special committee thereof (consisting of Capstar's independent director) (the "Capstar Special Committee"), has approved and declared advisable the merger of Merger Sub with and into Capstar, (ii) the Board of Directors of Chancellor, including a majority of the independent directors thereof, has approved and declared advisable the foregoing merger and the other transactions contemplated by this Agreement, and (iii) the Board of Directors of Merger Sub has approved and declared advisable the foregoing merger;

        WHEREAS, concurrently with the execution of the Old Agreement and as a condition to Chancellor entering into the Old Agreement, certain stockholders of Capstar have entered into a voting agreement with respect to the transactions contemplated thereby (the "Voting Agreement");

        WHEREAS, concurrently with the execution hereof and as a condition to Chancellor entering into this Agreement, Chancellor and the stockholders of Capstar parties to the Voting Agreement have entered into an amendment and restatement of such Voting Agreement;

        WHEREAS, it is the intention of Chancellor, Capstar and Merger Sub that such merger will qualify as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

        WHEREAS, Chancellor, Capstar and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

        1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall merge with and into Capstar (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "Delaware Code"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and Capstar shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of Chancellor under the laws of the State of Delaware and with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Delaware Code. The Merger shall have the effects set forth in the Delaware Code.

        1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Dallas, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

        1.3 EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as the parties may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the Delaware Code, and make all other filings or recordings required under the Delaware Code in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time specified in such certificate of merger (the "Effective Time").

        1.4 CERTIFICATE OF INCORPORATION.

            (a) The Certificate of Incorporation of Merger Sub in effect immediately prior to the Merger, attached hereto as Annex I, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the Delaware Code, except that the name of the Surviving Corporation will be "Capstar Broadcasting Corporation."

            (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of Chancellor has adopted a resolution setting forth and approving an amendment and restatement of the Certificate of Incorporation of Chancellor in the form set forth as Annex II hereto (the "Amended and Restated Charter"), and directing that the Amended and Restated Charter be considered by the stockholders of Chancellor at the Chancellor Stockholders Meeting (as defined in Section 5.2(b)), all in accordance with the provisions of the Delaware Code. Prior to the Effective Time of the Merger, Chancellor shall file the Amended and Restated Charter with the Secretary of State of the State of Delaware.

        1.5 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Merger, attached hereto as Annex III, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law.

        1.6 DIRECTORS. At the Effective Time, R. Gerald Turner shall become a "Class II Director" of Chancellor. At or prior to the Effective Time, the Board of Directors of Chancellor shall deliver or cause to be delivered to Chancellor certified copies of the resolutions of the Chancellor Board of Directors appointing R. Gerald Turner as a "Class II Director" of Chancellor to be effective as of the Effective Time.

        The directors of the Surviving Corporation immediately following the Effective Time shall be the same as the directors of Chancellor immediately following the Effective Time, except that such directors will not be classified as to term. Each director of the Surviving Corporation will hold office from the Effective Time until his or her respective successor is duly elected or appointed and qualified in the manner provided in the Surviving Corporation's Certificate of Incorporation and Bylaws or as otherwise provided by applicable law.

        1.7 OFFICERS. The initial officers of the Surviving Corporation at the Effective Time shall be the officers of Chancellor immediately prior to the Effective Time. Each such officer of the Surviving Corporation will hold office from the Effective Time until his respective successor is duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by applicable law.

        1.8 EFFECT ON CAPSTAR CAPITAL STOCK.

            (a) OUTSTANDING CAPSTAR COMMON STOCK. Each share of Class A Common Stock, $0.01 par value, of Capstar ("Capstar Class A Common Stock"), Class B Common Stock, $0.01 par value, of Capstar ("Capstar Class B Common Stock"), and Class C Common Stock, $0.01 par value, of Capstar ("Capstar Class C Common Stock" and, collectively with the Capstar Class A Common Stock and Capstar Class B Common Stock, the "Capstar Common Stock") issued and outstanding immediately prior to the

Effective Time (other than shares of Capstar Common Stock held as treasury shares by Capstar and Dissenting Shares (as defined in Section 1.12)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.4955 of a validly issued, fully paid and nonassessable share of the common stock, $0.01 par value, of Chancellor ("Chancellor Common Stock"). The ratio of the shares of Chancellor Common Stock to be issued in exchange for each whole share of Capstar Common Stock is referred to as the "Exchange Ratio." The shares of Chancellor Common Stock to be issued to holders of Capstar Common Stock in accordance with this Section 1.8(a), and any cash to be paid in lieu of fractional shares of Chancellor Common Stock, are referred to as the "Merger Consideration."

            (b) TREASURY SHARES. Each share of Capstar Common Stock which is held as a treasury share by Capstar at the Effective Time shall, by virtue of the Merger and without any action on the part of Capstar, be cancelled and retired and cease to exist, without any conversion thereof.

            (c) IMPACT OF STOCK SPLITS, ETC. In the event of any change in Capstar Common Stock and/or Chancellor Common Stock between the date of this Agreement and the Effective Time of the Merger in accordance with the terms of this Agreement by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Chancellor Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of Capstar Common Stock as provided in this Agreement shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of Chancellor Common Stock and Capstar Common Stock.

        1.9 EFFECT ON CHANCELLOR CAPITAL STOCK. Each share of Chancellor Common Stock, 7% Convertible Preferred Stock, $0.01 par value ("Chancellor 7% Convertible Preferred Stock"), and $3.00 Convertible Exchangeable Preferred Stock, $0.01 par value ("Chancellor $3.00 Convertible Preferred Stock" and, collectively with the Chancellor 7% Convertible Preferred Stock, the "Chancellor Convertible Preferred Stock"), of Chancellor issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unaffected by the Merger.

        1.10 EFFECT ON MERGER SUB CAPITAL STOCK. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $0.01 par value, of the Surviving Corporation and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation.

        1.11 EXCHANGE OF CERTIFICATES.

             (a) PAYING AGENT. Immediately following the Effective Time, Chancellor shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of Capstar Common Stock (other than treasury shares and Dissenting Shares), certificates representing the shares of Chancellor Common Stock to be issued to such holders pursuant to Section 1.8 (such certificates, together with any dividends or distributions with respect to the shares represented by such certificates, being hereinafter referred to as the "Payment Fund").

             (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Capstar Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of Chancellor Common Stock which the aggregate number of shares of Capstar Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to
Section 1.8 of this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing the shares of Capstar Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined in Section 2.18) required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of Capstar or its transfer agent of certificates representing shares of Capstar Common Stock, and if such certificates are presented to the Surviving Corporation, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.11(b), each certificate representing shares of Capstar Common Stock (other than certificates representing treasury shares to be cancelled in accordance with the terms of this Agreement and Dissenting Shares), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 1.8.

             (c) LETTER OF TRANSMITTAL. Promptly after the Effective Time (but in no event more than five business days thereafter), Chancellor shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of Capstar Common Stock which have been converted pursuant to Section 1.8, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing shares of Capstar Common Stock to the Paying Agent, and which shall be in such form and have such provisions as Chancellor reasonably may specify) and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to
Section 1.8.

             (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Chancellor Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of Capstar Common Stock which have been converted pursuant to Section 1.8, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Chancellor Common Stock into which the shares of Capstar Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.8, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Chancellor Common Stock.

             (e) NO FURTHER OWNERSHIP RIGHTS IN CAPSTAR COMMON STOCK. The Merger Consideration (or, in the case of Dissenting Shares, the cash payment therefor) paid upon the surrender for exchange of certificates representing shares of Capstar Common Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Capstar Common Stock theretofore represented by such certificates, subject, however, to Capstar's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Capstar on the shares of Capstar Common Stock and which remain unpaid at the Effective Time. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Capstar Common Stock shall cease to have any further rights with respect to such shares except as provided herein or by applicable law.

             (f) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Chancellor Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of Capstar Common Stock which have been converted pursuant to Section 1.8, and such fractional share interests will not entitle the owner thereof to vote or any rights of a stockholder of Chancellor. In lieu of any such fractional shares, the Paying Agent shall, on behalf of all holders of fractional shares of Chancellor Common Stock, aggregate all such fractional interests (collectively, the "Fractional Shares") and such Fractional Shares shall be sold by the Paying Agent as agent for the holders of such Fractional Shares at the then prevailing price on The Nasdaq Stock Market (or on the New York Stock Exchange, if such shares of Chancellor Common Stock are then listed thereon), all in the manner provided hereinafter. Until the gross proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Paying Agent shall retain such proceeds in trust for the benefit of such holders as part of the Payment Fund. The sale of the Fractional

Shares shall be executed on The Nasdaq Stock Market or through one or more member firms of The Nasdaq Stock Market (or, in each case, on the New York Stock Exchange, if such shares of Chancellor Common Stock are then listed thereon) and will be executed in round lots, to the extent practicable. The Paying Agent will determine the portion, if any, of the gross proceeds of such sale or sales to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate gross proceeds of the sale of the Fractional Shares by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled; provided, however, that in lieu of the foregoing, at the sole option of Chancellor, Chancellor may instead satisfy payment with respect to such Fractional Shares by delivering to the Paying Agent reasonably promptly following the Effective Time cash (without interest) in an amount equal to the aggregate amount of all such Fractional Shares multiplied by the closing price per share of Chancellor Common Stock on The Nasdaq Stock Market (or on the New York Stock Exchange, if such shares of Chancellor Common Stock are then listed thereon) on the trading day immediately prior to the Effective Time.

             (g) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the holders of certificates representing shares of Capstar Common Stock for 120 days after the Effective Time shall be delivered to Chancellor, upon demand, and any holders of shares of Capstar Common Stock who have not theretofore complied with this Article I shall thereafter look only to Chancellor and only as general creditors thereof for payment of their claims for any Merger Consideration.

             (h) NO LIABILITY. None of Chancellor, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Capstar Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Chancellor, free and clear of all claims or interest of any person previously entitled thereto.

             (i) WITHHOLDING OF TAX. Chancellor shall be entitled to deduct and withhold (or caused to be deducted or withheld) from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of Capstar Common Stock and from payments made in respect of Dissenting Shares, such amount as Chancellor (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law. To the extent that amounts are so withheld (or caused to be withheld) by Chancellor, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Capstar Common Stock in respect of which such deduction and withholding was made by Chancellor.

        1.12 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, shares of Capstar Class B Common Stock and Capstar Class C Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto and who properly demands in writing appraisal of such shares of Capstar Class B Common Stock and Capstar Class C Common Stock, as the case may be, in accordance with
Section 262 of the Delaware Code and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights, shall not be converted into or represent the right to receive the Merger Consideration therefor ("Dissenting Shares"). Such stockholders shall be entitled to receive payment of the appraised value of such shares of Capstar Class B Common Stock and Capstar Class C Common Stock, as the case may be, held by them in accordance with the provisions of Section 262 of the Delaware Code, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such securities under
Section 262 shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in this Article I of the certificate or certificates that formerly represented such securities. Capstar shall take all actions required to be taken by it in accordance with Section 262(d) of the Delaware Code with respect to the holders of Capstar Class B Common Stock and Capstar Class C Common Stock.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF CAPSTAR

        Capstar hereby represents and warrants to Chancellor and Merger Sub as follows:

        2.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Capstar and the Capstar Significant Subsidiaries (as defined below) is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as now being conducted. Each of Capstar and the Capstar Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Capstar and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the radio broadcasting industry) (a "Capstar Material Adverse Effect"). Capstar has delivered to Chancellor complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to August 26, 1998. For purposes of this Agreement, a "Capstar Significant Subsidiary" means any subsidiary of Capstar that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of

Regulation S-X of the Securities and Exchange Commission (the "SEC"). For purposes of this Agreement, a "subsidiary" of any person shall mean any other entity at least a majority of the equity interests in which is beneficially owned, directly or indirectly, by the specified person.

        2.2 CAPITAL STRUCTURE. (a) The authorized capital stock of Capstar consists of (i) 750,000,000 shares of Capstar Class A Common Stock, (ii) 150,000,000 shares of Capstar Class B Common Stock, (iii) 150,000,000 shares of Capstar Class C Common Stock, and (iv) 100,000,000 shares of preferred stock, $0.01 par value, none of which shares of preferred stock are issued and outstanding. At the close of business on August 24, 1998: (A) 33,925,158 shares of Capstar Class A Common Stock were issued and outstanding, 500,000 shares of Capstar Class A Common Stock were reserved for issuance pursuant to outstanding warrants (the "Class A Warrants") to purchase shares of Capstar Class A Common Stock, 4,700,000 shares of Capstar Class A Common Stock were reserved for issuance pursuant to options to purchase Capstar Class A Common Stock granted under the Capstar Broadcasting Corporation 1998 Amended and Restated Stock Option Plan (the "Capstar Stock Option Plan"), of which stock options to purchase 3,841,045 shares of Capstar Class A Common Stock have been granted to directors, officers or employees of Capstar or others ("Capstar Stock Options"), and 300,000,000 shares of Capstar Class A Common Stock were reserved for issuance upon the conversion of shares of Capstar Class B Common Stock and Capstar Class C Common Stock; (B) 6,081,723 shares of Capstar Class B Common Stock were issued and outstanding and no shares of Capstar Class B Common Stock were reserved for issuance for any purpose; (C) 67,589,121 shares of Capstar Class C Common Stock were issued and outstanding and 2,196,408 shares of Capstar Class C Common Stock were reserved for issuance pursuant to outstanding warrants (the "Class C Warrants" and, collectively with the Class A Warrants, the "Warrants") to purchase shares of Capstar Class C Common Stock; and (D) no shares of Capstar Common Stock were held as treasury shares by Capstar or any subsidiary of Capstar. Except as set forth above or disclosed in writing by Capstar to Chancellor in a disclosure letter (the "Capstar Disclosure Letter") delivered to Capstar prior to the execution and delivery of the Old Agreement, at the close of business on August 24, 1998, no shares of capital stock or other equity securities of Capstar were authorized, issued, reserved for issuance or outstanding. All outstanding shares of Capstar Common Stock are, and all shares which may be issued upon the exercise of outstanding Capstar Stock Options and Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Capstar or any subsidiary of Capstar having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Capstar or any subsidiary of Capstar may vote are issued or outstanding. All the outstanding shares of capital stock or other equity interests of each subsidiary of Capstar have been validly issued and are fully paid and nonassessable and (except for the shares of 12% Senior Exchangeable Preferred Stock, $0.01 par value ("Capstar Partners 12% Preferred Stock"), of Capstar Broadcasting Partners, Inc., a Delaware corporation ("Capstar Partners"), and the 12-5/8% Series E Cumulative Exchangeable Preferred Stock, $0.01 par value ("Capstar Communications 12-5/8% Preferred Stock"), of Capstar Communications, Inc. (formerly known as SFX Broadcasting, Inc.) ("Capstar

Communications")), are owned by Capstar, by one or more wholly-owned subsidiaries of Capstar or by Capstar and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for Liens arising out of the senior credit facility of Capstar Radio Broadcasting Partners, Inc., a Delaware corporation ("Capstar Radio Partners"), and the $150 million promissory note dated May 29, 1998, as it may be amended from time to time, made payable by Capstar to Chancellor. Except as set forth above, in Section 6.4, in the Capstar Disclosure Letter or the Capstar SEC Documents (as defined in Section 2.4) and except for certain provisions of the Certificate of Incorporation of Capstar relating to "alien ownership" of the Capstar Common Stock, as of August 26, 1998, neither Capstar nor any subsidiary of Capstar had any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligated Capstar or any subsidiary of Capstar to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Capstar or any Capstar Significant Subsidiary or (ii) restricted the transfer of Capstar Common Stock. Except with respect to the formation of Old Merger Sub, from the close of business on August 24, 1998 to August 26, 1998, neither Capstar nor any subsidiary of Capstar issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock.

        2.3 AUTHORITY; NONCONTRAVENTION. Capstar has the requisite corporate power and authority to enter into this Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the outstanding shares of Capstar Class A Common Stock and the Capstar Class C Common Stock, voting as a single class as set forth in Section 5.2(a) (the "Capstar Stockholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Capstar and the consummation by Capstar of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Capstar, subject to the Capstar Stockholders Approval. This Agreement has been duly executed and delivered by Capstar and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of Capstar, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in the Capstar Disclosure Letter or the supplement to the Capstar Disclosure Letter dated the date hereof and subject to receipt of the Capstar Stockholders Approval, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Capstar or the comparable documents of any Capstar Significant Subsidiary, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Capstar or any of the Capstar Significant Subsidiaries is a party or by which Capstar or any of the Capstar Significant Subsidiaries or any of their assets is bound or affected,
(iii) result in an obligation by Capstar, the Surviving Corporation, Chancellor, or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of Capstar or any of its subsidiaries outstanding as of the date hereof or equity security of Capstar or any of its subsidiaries outstanding as of the date hereof, or
(iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for conflicts, breaches, defaults or other consequences (collectively, "breaches") that, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect or to materially hinder Capstar's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to Capstar or any of the Capstar Significant Subsidiaries in connection with the execution and delivery of this Agreement by Capstar or the consummation by Capstar of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) such filings with and approvals required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act") including those required in connection with the transfer of control of Capstar FCC Licenses (as defined in Section 2.9) for the operation of the Capstar Licensed Facilities, (iii) a proxy statement to be filed with the SEC by Capstar relating to the Capstar Stockholders Approval (such proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus"), (iv) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (v) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, (vi) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains taxes and real property transfer taxes, (vii) any filing required by the New York Stock Exchange, and (viii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Capstar is qualified to do business.

        2.4 CAPSTAR SEC DOCUMENTS; FINANCIAL STATEMENTS. (i) Capstar has filed with the SEC a Registration Statement on Form S-1, as amended (the "IPO Registration Statement"), with respect to the registration of an initial public offering of the Capstar Class A Common Stock pursuant to the Prospectus dated May 26, 1998 contained in such

IPO Registration Statement, and has filed all required reports, schedules, forms, statements and other documents with the SEC since the effective date of the IPO Registration Statement to August 26, 1998 (such IPO Registration Statement and reports, schedules, forms, statements and other documents and any other documents filed with the SEC by Capstar, Capstar Partners, Capstar Radio Partners and Capstar Communications and publicly available prior to August 26, 1998 are hereinafter referred to as the "Capstar SEC Documents"); (ii) as of their respective dates, the Capstar SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Capstar SEC Documents, and none of the Capstar SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of Capstar and its predecessors included in the Capstar SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Capstar and its consolidated subsidiaries (or its predecessors and their respective consolidated subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

        2.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Capstar SEC Documents, the Capstar Disclosure Letter or in the supplement to the Capstar Disclosure Letter dated the date hereof, or as otherwise agreed to in one or more writings after August 26, 1998 by Chancellor (which writings are hereby reaffirmed), or as expressly permitted by this Agreement, since the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, Capstar and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Capstar Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) to August 26, 1998, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Capstar's outstanding capital stock, (iii) to August 26, 1998, any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) to August 26, 1998, (x) any granting by Capstar or any of its subsidiaries to any director, officer or other employee or independent contractor of Capstar or any of its subsidiaries of any increase in compensation or acceleration of benefits as a result of which the annual compensation payable with respect thereto would exceed $150,000, except under employment agreements in effect as of the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, (y) any granting by Capstar or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Capstar, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements of Capstar contained in the Capstar SEC Documents, or (z) any entry by Capstar or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement as a result of which the annual compensation payable with respect thereto would exceed $150,000 with any director, executive officer or other employee or independent contractor, or (v) any change in accounting methods, principles or practices by Capstar or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

        2.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. Except as disclosed in the Capstar Disclosure Letter, in the supplement to the Capstar Disclosure Letter dated the date hereof or in the Capstar SEC Documents, no current or former director, officer, employee or independent contractor of Capstar or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Capstar Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Capstar or any of its subsidiaries under any Capstar Benefit Plan be accelerated or modified, in each case, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

        2.7 VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Capstar Class A Common Stock and Capstar Class C Common Stock, voting as a single class as provided in Capstar's Certificate of Incorporation, with respect to the adoption of this Agreement is the only vote of the holders of any class or series of Capstar's capital stock necessary by law to approve this Agreement and the transactions contemplated by this Agreement.

        2.8 STATE TAKEOVER STATUTES. The Board of Directors of Capstar has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the Delaware Code. To Capstar's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Capstar or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Capstar to consummate the transactions contemplated by this Agreement.

        2.9 CAPSTAR FCC LICENSES; OPERATIONS OF CAPSTAR LICENSED FACILITIES. Capstar and its subsidiaries have operated the radio stations for which Capstar and any of its subsidiaries hold licenses from the FCC, in each case which are owned or operated by Capstar and its subsidiaries (each a "Capstar Licensed Facility" and collectively the "Capstar Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Capstar and its subsidiaries (the "Capstar FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. To the knowledge of Capstar, each broadcast radio station for which Capstar or any of its subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Capstar LMA Facility" and collectively the "Capstar LMA Facilities") has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such Capstar LMA Facility (each an "LMA Facility FCC License" and collectively the "LMA Facility FCC Licenses"). Capstar has, and its subsidiaries have, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Capstar Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. Capstar and each of its subsidiaries have, and are the authorized legal holders of, all the Capstar FCC Licenses necessary or used in the operation of the businesses of the Capstar Licensed Facilities as presently operated. To the knowledge of Capstar, the third-parties with which Capstar or its subsidiaries have entered into local marketing agreements with respect to the Capstar LMA Facilities have, and are the authorized legal holders of, the LMA Facility FCC License necessary or used in the operation of the business of the respective Capstar LMA Facility to which such local marketing agreement relates. All Capstar FCC Licenses and, to the knowledge of Capstar, LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Capstar, each of its subsidiaries (or, to Capstar's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect. As of August 26, 1998, except as set forth in the Capstar Disclosure Letter, no application, action or proceeding is pending for the renewal of any Capstar FCC License or, to the knowledge of Capstar, LMA Facility FCC License as to which any petition to deny has been filed and, to Capstar's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Capstar Licensed Facility or Capstar LMA Facility that, if adversely determined, could reasonably be expected to have a Capstar Material Adverse Effect. As of August 26, 1998, except as set forth in the Capstar Disclosure Letter, Capstar is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the Capstar FCC Licenses or the LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not now pending and, to Capstar's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Capstar FCC Licenses or, to the knowledge of Capstar, any of the LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a

Capstar Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry).

        2.10 BROKERS. Except with respect to Hicks, Muse & Co. Partners, L.P. ("Hicks Muse"), Credit Suisse First Boston Corporation ("CSFB"), BT Wolfensohn, a division of BT Alex. Brown Incorporated ("BT Wolfensohn") and Bear, Stearns & Co. Inc. ("Bear Stearns"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Capstar directly with Chancellor without the intervention of any person on behalf of Capstar in such a manner as to give rise to any valid claim by any person against Capstar, Chancellor, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Capstar Disclosure Letter and the supplement to the Capstar Disclosure Letter dated the date hereof set forth a written summary of the terms of its agreement relating to the transactions contemplated by this Agreement with CSFB, BT Wolfensohn and Bear Stearns, and Section 7.3(e) of this Agreement sets forth a summary of the terms of its agreement relating to the transactions contemplated by this Agreement with Hicks Muse, and Capstar has no other agreements or understandings (written or oral) with respect to such services.

        2.11 FCC QUALIFICATION. Capstar and its subsidiaries are fully qualified under the Communications Act to be the transferors of control of the Capstar FCC Licenses. Except as disclosed in the Capstar Disclosure Letter or in the supplement to the Capstar disclosure letter dated the date hereof, Capstar is not aware of any facts or circumstances relating to the FCC qualifications of Capstar or any of its subsidiaries that could reasonably be expected to prevent the FCC's granting the FCC Form 316 Transfer of Control Application to be filed with respect to the Merger.

        2.12 COMPLIANCE WITH APPLICABLE LAWS. Each of Capstar and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect. Except as disclosed in the Capstar Disclosure Letter, Capstar and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect.

        2.13 ABSENCE OF UNDISCLOSED LIABILITIES. Except for (x) liabilities disclosed in the Capstar SEC Documents, (y) current liabilities incurred by Capstar and its subsidiaries in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet of Capstar set forth in Capstar's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC (the "1998 Capstar 10-K"), and
(z) liabilities contemplated by this Agreement or disclosed in the Capstar Disclosure Letter, Capstar and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Capstar and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Capstar Material Adverse Effect.

        2.14 LITIGATION. Except as disclosed in the Capstar SEC Documents or the Capstar Disclosure Letter, to August 26, 1998, there is no litigation, administrative action, arbitration or other proceeding pending against Capstar or any of its subsidiaries or, to the knowledge of Capstar, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Capstar Material Adverse Effect or (ii) prevent, or significantly delay, the consummation of the transactions contemplated by this Agreement. Except as set forth in the Capstar Disclosure Letter or in the Capstar SEC Documents, to August 26, 1998, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Capstar or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 2.14.

        2.15 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement, or except to the extent disclosed in the Capstar SEC Documents or in the Capstar Disclosure Letter or in the supplement to the Capstar Disclosure Letter dated the date hereof, there have been no transactions, agreements, arrangements or understandings between Capstar or its subsidiaries, on the one hand, and Capstar's affiliates (other than subsidiaries of Capstar) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        2.16 LABOR MATTERS. Except as set forth in the Capstar Disclosure Letter or in the Capstar SEC Documents, (i) neither Capstar nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of Capstar or any of its subsidiaries are represented by any labor organization, (ii) to the knowledge of Capstar, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (iii) to the knowledge of Capstar, there are no material organizing activities involving Capstar or any of its subsidiaries with respect to any group of employees of Capstar or its subsidiaries.

        2.17 EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS.

             (a) The Capstar Disclosure Letter sets forth a complete and correct list of (i) as of August 26, 1998, all Capstar Benefit Plans, including all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored by Capstar or any of its subsidiaries, and (ii) as of August 26, 1998, all persons with whom Capstar or its subsidiaries had written employment, severance, termination, change-in-control or indemnification agreements

(collectively, the "Employment Arrangements"), under which Capstar or any of its subsidiaries had any obligation or liability (contingent or otherwise), except for any Employment Arrangement which (x) provided for annual compensation (excluding benefits) of $150,000 or less, (y) had an unexpired term of or can be terminated (before, on or after a change in control) in less than one year from the date hereof without additional cost or penalty or (z) related to agreements for on-air talent entered into in the ordinary course of business consistent with past practices. Except as set forth in the Capstar SEC Documents or in the Capstar Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect: (A) each Capstar Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Capstar Benefit Plan and (C) each Capstar Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service ("IRS") regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

             (b) To August 26, 1998, there is no litigation or administrative or other proceeding involving any Capstar Benefit Plan or Employment Arrangement nor has Capstar or any of its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Capstar Material Adverse Effect. Except as set forth in the Capstar Disclosure Letter, to August 26, 1998, neither Capstar nor any of its subsidiaries has contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither Capstar nor any of its subsidiaries has incurred, nor, to the best of Capstar's knowledge, is reasonably likely to incur any withdrawal liability which remains unsatisfied in an amount which could reasonably be expected to have a Capstar Material Adverse Effect. The termination of, or withdrawal from, any Capstar Benefit Plan or multiemployer plan to which Capstar or its subsidiaries contributes, on or prior to the Closing Date, will not subject Capstar or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a Capstar Material Adverse Effect.

        2.18 TAX MATTERS. Except as set forth in the Capstar Disclosure Letter, in the Capstar SEC Documents or in the 1998 Capstar 10-K, (A) Capstar and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects,
(B) all Taxes (as defined below) of Capstar and each of its subsidiaries shown to be due on the Tax Returns described in (A) above have been or will be timely paid, (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against Capstar or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Capstar and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination, (D) Capstar and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from Capstar or any of its subsidiaries, (E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of Capstar or any of its subsidiaries, (F) neither Capstar nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to Taxes, (G) neither Capstar nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which Capstar is the common parent, (H) neither Capstar nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by Capstar or any of its subsidiaries, as the case may be, (l) neither Capstar nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise, (J) Capstar and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to withholding of Taxes and (K) no property owned by Capstar or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(l) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

        As used in this Agreement, "Tax Return" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. As used in this Agreement, "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies or similar charges of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

        2.19 INTELLECTUAL PROPERTY. Except as set forth in the Capstar Disclosure Letter and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Capstar Material Adverse Effect: (a) Capstar and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Capstar and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Capstar or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of Capstar, no person is challenging, infringing on or otherwise violating any right of Capstar or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Capstar or its subsidiaries; and (d) neither Capstar nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Capstar and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Capstar or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

        For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

        2.20 ENVIRONMENTAL MATTERS. Except as disclosed in the Capstar SEC Documents or in the Capstar Disclosure Letter and except as could not reasonably be expected to have a Capstar Material Adverse Effect: (i) the operations of Capstar and its subsidiaries have been and are in compliance with all Environmental Laws (as defined below) and with all Permits required by Environmental Laws, (ii) to August 26, 1998, there are no pending or, to the knowledge of Capstar, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against Capstar or its subsidiaries or involving any real property currently or, to the knowledge of Capstar, formerly owned, operated or leased by Capstar or its subsidiaries, (iii) Capstar and its subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of Capstar, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Capstar, formerly owned, operated or leased by Capstar or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of Capstar all real property operated or leased by Capstar or its subsidiaries is free of contamination from Hazardous Material (as defined below) and (v) there is not now, nor, to the knowledge of Capstar, has there been in the past, on, in or under any real property owned, leased or operated by Capstar or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous

Materials, (b) any asbestos-containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances.

        As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

        2.21 MATERIAL AGREEMENTS.

             (a) Except as disclosed in the Capstar Disclosure Letter, from and after the date of filing of the Capstar SEC Documents to August 26, 1998, neither Capstar nor any of its subsidiaries has entered into any contract, agreement or other document or instrument (other than the Old Agreement) that would be required to be filed with the SEC or any material amendment, modification or waiver under any contract, agreement or other document or instrument (other than any such amendments, modifications or waivers entered into following August 26, 1998 in connection with the transactions contemplated hereby) that was previously filed with the SEC or would be required to be so filed.

             (b) Except as filed as an exhibit to the Capstar SEC Documents or as set forth in the Capstar Disclosure Letter, to August 26, 1998, neither Capstar nor any of its subsidiaries is a party to or has entered into or made any material amendment or modification to or granted any material waiver under any contract, agreement, document or instrument that Capstar would be required to file under Item 601 of Regulation S-K promulgated under the Exchange Act as an Exhibit to Form 10-K (collectively, the "Material Agreements").

             (c) Each of the Material Agreements is valid and enforceable against Capstar in accordance with its terms, and there is no default under any Material Agreements either by Capstar or any of its subsidiaries which is a party to such Material Agreements or, to the knowledge of Capstar, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Capstar or, to the knowledge of Capstar, any other party thereto, in any such case in which such default or event could reasonably be expected to have a Capstar Material Adverse Effect. In addition, neither Capstar nor any subsidiary of Capstar is in material breach of any Material Agreement (including any breach which would give rise to a right to terminate any such agreement). To August 26, 1998, neither Capstar nor any subsidiary of Capstar has received any written notice (or to the knowledge of Capstar any other notice) of default or termination under any Material Agreement, and to the knowledge of Capstar, there exists no basis for any assertion of a right of default or termination under such agreements. To August 26, 1998, neither Capstar nor any subsidiary of Capstar has received any written notice (or to the knowledge of Capstar any other notice) of the exercise of a put option or other right pursuant to which Capstar or any of its subsidiaries would be obligated to purchase capital stock or assets relating to any Capstar LMA Facility.

        2.22 TANGIBLE PROPERTY. All of the assets of Capstar and the Capstar Significant Subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have a Capstar Material Adverse Effect.

        2.23 OPINION OF FINANCIAL ADVISORS.

             (a) The Capstar Special Committee has received the opinion of Bear Stearns, dated as of April 13, 1999, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the public holders of Capstar Class A Common Stock.

             (b) The Board of Directors of Capstar has received the opinions of each of CSFB and BT Wolfensohn, dated August 26, 1998, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Capstar Common Stock.

        2.24 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties made by Capstar as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither Capstar nor any of its affiliates has made and shall not be construed as having made to Chancellor or to any affiliate thereof any representation or warranty of any kind.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF CHANCELLOR

        Chancellor represents and warrants to Capstar as follows:

        3.1 ORGANIZATION, STANDING AND CORPORATE POWER. Each of Chancellor and the Chancellor Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Chancellor and the Chancellor Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of Chancellor and its subsidiaries, considered as a whole (other than as a result of changes in general economic conditions or in economic conditions generally affecting the radio broadcasting industry) (a "Chancellor Material Adverse Effect"). Chancellor has delivered to Capstar complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to August 26, 1998. For purposes of this Agreement, a "Chancellor Significant Subsidiary" means any subsidiary of Chancellor that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

        3.2 CAPITAL STRUCTURE. The authorized capital stock of Chancellor consists of (i) 75,000,000 shares of Chancellor Class A Common Stock, none of which are issued and outstanding, (ii) 200,000,000 shares of Chancellor Common Stock and (iii) 50,000,000 shares of preferred stock, $0.01 par value, of which
(x) 2,200,000 shares have been designated as 7% Convertible Preferred Stock and
(y) 6,000,000 shares have been designated as $3.00 Convertible Exchangeable Preferred Stock. At the close of business on August 24, 1998: (i) 142,355,677 shares of Chancellor Common Stock were issued and outstanding, 14,149,671 shares of Chancellor Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase Chancellor Common Stock which have been granted to directors, officers or employees of Chancellor or others ("Chancellor Stock Options"), 18,059,088 shares of Chancellor Common Stock were reserved for issuance upon the conversion of the Chancellor Convertible Preferred Stock, and no shares of Chancellor Common Stock were held as treasury shares by Chancellor or any subsidiary of Chancellor; (ii) 2,200,000 shares of Chancellor 7% Convertible Preferred Stock were issued and outstanding; (iii) 6,000,000 shares of Chancellor $3.00 Convertible Preferred Stock were issued and outstanding; and (iv) no shares of Chancellor Convertible Preferred Stock were held as treasury shares by Chancellor or any subsidiary of Chancellor. Except as set forth above or disclosed in writing by Chancellor to Capstar in a disclosure letter (the "Chancellor Disclosure Letter") delivered to Capstar prior to the execution and delivery of the Old Agreement, at the close of business on August 24, 1998, no shares of capital stock or other equity securities of Chancellor were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Chancellor are, and all shares which may be issued pursuant to Chancellor's stock option plans, as amended to the date hereof (the "Chancellor Stock Option Plans"), or upon the exercise of outstanding Chancellor Stock Options or upon the conversion of outstanding shares of Chancellor Convertible Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Chancellor or any subsidiary of Chancellor having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Chancellor or any subsidiary of Chancellor may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of Chancellor have been validly issued and are fully paid and nonassessable and (except for the shares of 12-1/4% Series A Senior Cumulative Exchangeable Preferred Stock, $0.01 par value, of Chancellor Media Corporation of Los Angeles, a Delaware corporation (the "Chancellor Operating Subsidiary")), are owned by Chancellor, by one or more wholly-owned subsidiaries of Chancellor or by Chancellor and one or more such wholly-owned subsidiaries, free and clear of all Liens, except for Liens arising out of the senior credit facility of Chancellor Operating Subsidiary and those that, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect. Except as set forth above or in the Chancellor Disclosure Letter and in that certain Amended and Restated Stockholders Agreement, dated as of February 14, 1996, as amended by the First Amendment to Amended and Restated Stockholders Agreement dated as of September 4, 1997, among Chancellor and the stockholders parties thereto (the "Chancellor Stockholders Agreement") (which restricts the transfer of shares of Chancellor Common Stock by the parties to the Chancellor Stockholders Agreement in certain circumstances), and except for certain provisions of the Certificate of Incorporation of Chancellor relating to "alien ownership" of the Chancellor Common Stock, as of August 26, 1998, neither Chancellor nor any subsidiary of Chancellor had any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Chancellor or any subsidiary of Chancellor to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Chancellor or any Chancellor Significant Subsidiary or (ii) restricts the transfer of Chancellor Common Stock. From the close of business on August 24, 1998 to August 26, 1998, neither Chancellor nor any subsidiary of Chancellor had issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of Chancellor Common Stock issued upon the exercise of Chancellor Stock Options outstanding on August 24, 1998 or upon the conversion of shares of Chancellor Convertible Preferred Stock outstanding on August 24, 1998.

        3.3 AUTHORITY; NONCONTRAVENTION. Chancellor has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of the stockholders of Chancellor as set forth in Section 5.2(b) (the "Chancellor Stockholders Approval") of (i) the issuance of shares of Chancellor Common Stock to the holders of Capstar Common Stock in the Merger and (ii) the Amended and Restated Charter (clauses (i) and (ii) collectively being referred to hereinafter as the "Chancellor Stockholder Proposals"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Chancellor and the consummation by Chancellor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chancellor, subject to the

Chancellor Stockholders Approval. This Agreement has been duly executed and delivered by Chancellor and, assuming this Agreement constitutes the valid and binding agreement of each of the other parties hereto, constitutes a valid and binding obligation of Chancellor, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as set forth in the Chancellor Disclosure Letter and subject to the receipt of the Chancellor Stockholders Approval and the filing of the Amended and Restated Charter, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Chancellor or the comparable documents of any subsidiary of Chancellor, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Chancellor or any of its subsidiaries is a party or by which Chancellor or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by Chancellor or any of its subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of Chancellor or any of its subsidiaries outstanding as of the date hereof or equity security of Chancellor or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for breaches that, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect or to materially hinder Chancellor's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to Chancellor or any of its subsidiaries in connection with the execution and delivery of this Agreement by Chancellor or the consummation by Chancellor of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) such filings with and approvals required by the FCC under the Communications Act, including those required in connection with the acquisition of control of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Chancellor is qualified to do business,
(iv) the Joint Proxy Statement/Prospectus to be filed with the SEC by Chancellor relating to the Chancellor Stockholders Approval and the issuance of Chancellor Common Stock in connection with the Merger, (v) any filing required by The

Nasdaq Stock Market (or the New York Stock Exchange, if the shares of Chancellor Common Stock are then listed thereon) with respect to the issuance of shares of Chancellor Common Stock in connection with the Merger or upon the exercise of Capstar Stock Options issued pursuant to the Capstar Stock Option Plan or the Warrants, (vi) the filing of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, (viii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains taxes and real property transfer taxes, and (ix) the filing of the Amended and Restated Charter.

        3.4 CHANCELLOR SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as set forth in the supplement to the Chancellor Disclosure Letter dated the date hereof,
(i) Chancellor and its predecessors have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 to August 26, 1998 (such reports, schedules, forms, statements and other documents and any other documents filed with the SEC and publicly available prior to August 26, 1998 are hereinafter referred to as the "Chancellor SEC Documents");
(ii) as of their respective dates, the Chancellor SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Chancellor SEC Documents, and none of the Chancellor SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) as of their respective dates, the consolidated financial statements of Chancellor and its predecessors included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Chancellor and its consolidated subsidiaries (or its predecessors and their respective consolidated subsidiaries) as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (on the basis stated therein and subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

        3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Chancellor SEC Documents or except as disclosed in the Chancellor Disclosure Letter or in the supplement to the Chancellor Disclosure Letter dated the date hereof, or as otherwise agreed to in writing after August 26, 1998 by Capstar, or as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the Chancellor SEC Documents, Chancellor and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which could reasonably be expected to have a Chancellor Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Chancellor's currently outstanding capital stock (other than the payment of regular cash dividends on the Chancellor 7% Convertible Preferred Stock and Chancellor $3.00 Convertible Preferred Stock, in each case in accordance with usual record and payment dates), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by Chancellor or any of its subsidiaries to any director, officer or other employee or independent contractor of Chancellor or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Chancellor SEC Documents, (y) any granting by Chancellor or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of Chancellor, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Chancellor SEC Documents or (z) any entry by Chancellor or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (v) any change in accounting methods, principles or practices by Chancellor or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

        3.6 NO EXTRAORDINARY PAYMENTS OR CHANGE IN BENEFITS. Except as disclosed in the Chancellor Disclosure Letter or in the supplement to the Chancellor Disclosure Letter dated the date hereof, no current or former director, officer, employee or independent contractor of Chancellor or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "Chancellor Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of Chancellor or any of its subsidiaries under any Chancellor Benefit Plan be accelerated or modified, in each case, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

        3.7 BROKERS. Except with respect to Salomon Brothers Inc. and Smith Barney Inc., collectively doing business as Salomon Smith Barney ("Salomon Smith Barney"), Wasserstein Perella & Co. ("Wasserstein"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Goldman, Sachs & Co. ("Goldman Sachs"), all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by Chancellor directly with Capstar without the intervention of any person on behalf of Chancellor in such a manner as to give rise to any valid claim by any person against Chancellor, Capstar, the Surviving Corporation or any subsidiary of any of them for a finder's fee, brokerage commission, or similar payment. The Chancellor Disclosure Letter and the supplement to the Chancellor Disclosure Letter dated the date hereof set forth a written summary of the terms of its agreements relating to the transactions contemplated by this Agreement with Salomon Smith Barney, Wasserstein, Morgan Stanley and Goldman Sachs, and Chancellor has no other agreements or understandings (written or oral) with respect to such services.

        3.8 OPINION OF FINANCIAL ADVISORS.

            (a) The Board of Directors of Chancellor has received the opinion of Wasserstein, dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Chancellor and the holders of Chancellor Common Stock.

            (b) The special committee of the Board of Directors of Chancellor (consisting of independent directors) (the "Chancellor Special Committee") has received the opinion of Salomon Smith Barney, dated as of August 26, 1998, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Chancellor Common Stock who are not affiliated with Hicks, Muse, Tate & Furst Incorporated.

            (c) The Board of Directors of Chancellor has received the opinion of Morgan Stanley, dated as of August 26, 1998, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Chancellor and the holders of Chancellor Common Stock.

        3.9 ABSENCE OF UNDISCLOSED LIABILITIES Except for (x) liabilities disclosed in the Chancellor SEC Documents, (y) current liabilities incurred by Chancellor and its subsidiaries in the ordinary course of business consistent with past practices since the date of the most recent consolidated balance sheet of Chancellor set forth in Chancellor's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC, and (z) liabilities contemplated by this Agreement or disclosed in the Chancellor Disclosure Letter, Chancellor and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of Chancellor and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have a Chancellor Material Adverse Effect.

        3.10 LITIGATION. Except as disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter, to August 26, 1998, there is no litigation, administrative action, arbitration or other proceeding pending against Chancellor or any of its subsidiaries or, to the knowledge of Chancellor, threatened that, individually or in the aggregate, could reasonably be expected to (i) have a Chancellor Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the Chancellor SEC Documents, to the date of this Agreement, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against Chancellor or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses
(i) and (ii) of this Section 3.10.

        3.11 TRANSACTIONS WITH AFFILIATES. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter or in the supplement to the Chancellor Disclosure Letter dated the date hereof, there have been no transactions, agreements, arrangements or understandings between Chancellor or its subsidiaries, on the one hand, and Chancellor's affiliates (other than subsidiaries of Chancellor) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        3.12 VOTING REQUIREMENTS. The affirmative votes of (i) a majority of the outstanding shares of Chancellor Common Stock with respect to the approval and adoption of the Amended and Restated Charter, and (ii) a majority of the votes cast by the holders of Chancellor Common Stock with respect to the approval of the issuance of Chancellor Common Stock to Capstar stockholders in the Merger, are the only votes of the holders of any class or series of Chancellor's capital stock necessary by law to approve the transactions contemplated by this Agreement.

        3.13 FCC QUALIFICATION. Chancellor and its subsidiaries are fully qualified under the Communications Act to be the transferees of control of the Capstar FCC Licenses. Except as disclosed in the Chancellor Disclosure Letter or in the supplement to the Chancellor Disclosure Letter dated the date hereof, Chancellor is not aware of any facts or circumstances relating to the FCC qualifications of Chancellor or any of its subsidiaries that could reasonably be expected to prevent the FCC's granting the FCC Form 316 Transfer of Control Application to be filed with respect to the Merger.

        3.14 EMPLOYEE ARRANGEMENTS AND BENEFIT PLANS.

             (a) Except as set forth in the Chancellor SEC Documents or in the Chancellor Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect:
(A) each Chancellor Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any Chancellor Benefit Plan and (C) each Chancellor Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status and no notice has been received from the IRS with respect to the revocation of such qualification.

             (b) To August 26, 1998, there is no litigation or administrative or other proceeding involving any Chancellor Benefit Plan nor has Chancellor or its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have a Chancellor Material Adverse Effect. Neither Chancellor nor any of its subsidiaries has incurred, nor, to the best of Chancellor's knowledge, is reasonably likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have a Chancellor Material Adverse Effect. The termination of, or withdrawal from, any Chancellor Benefit Plan or multiemployer plan to which Chancellor or its subsidiaries contributes, on or prior to the Closing Date, will not subject Chancellor or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have a Chancellor Material Adverse Effect.

        3.15 TAX MATTERS. Except as set forth in the Chancellor Disclosure Letter or the Chancellor SEC Documents, (A) Chancellor and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects, (B) all Taxes of Chancellor and each of its subsidiaries shown to be due on the Tax Returns described in (A) above have been or will be timely paid, (C) no material deficiencies for any Taxes have been proposed, asserted or assessed against Chancellor or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Chancellor and its subsidiaries, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority and no material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination, (D) Chancellor and its subsidiaries are not now subject to audit by any taxing authority and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from Chancellor or any of its subsidiaries,
(E) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of Chancellor or any of its subsidiaries, (F) neither Chancellor nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any tax indemnity, tax sharing, tax allocation agreement, or similar agreement, arrangement or practice with respect to Taxes, (G) neither Chancellor nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code, other than the affiliated group of which Chancellor is the common parent, (H) neither Chancellor nor any of its subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by Chancellor or any of its subsidiaries, as the case may be, (I) neither Chancellor nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise, (J) Chancellor and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to withholding of

Taxes and (K) no property owned by Chancellor or any of its subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of
Section 168(h)(l) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

        3.16 INTELLECTUAL PROPERTY. Except as set forth in the Chancellor Disclosure Letter or the Chancellor SEC Documents and except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect: (a) Chancellor and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by Chancellor and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Chancellor or any subsidiary acquired the right to use any Intellectual Property; and (c) to the knowledge of Chancellor, no person is challenging, infringing on or otherwise violating any right of Chancellor or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to Chancellor or its subsidiaries; and (d) neither Chancellor nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Chancellor and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Chancellor or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

        3.17 ENVIRONMENTAL MATTERS. Except as disclosed in the Chancellor SEC Documents or in the Chancellor Disclosure Letter and except as could not reasonably be expected to have a Chancellor Material Adverse Effect (i) the operations of Chancellor and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws, (ii) to August 26, 1998, there are no pending or, to the knowledge of Chancellor, threatened, Actions under or pursuant to Environmental Laws against Chancellor or its subsidiaries or involving any real property currently or, to the knowledge of Chancellor, formerly owned, operated or leased by Chancellor or its subsidiaries, (iii) Chancellor and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of Chancellor, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Chancellor, formerly owned, operated or leased by Chancellor or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and to the knowledge of Chancellor all real property operated or leased by Chancellor or its subsidiaries is free of contamination from Hazardous Material and (v) there is not now, nor, to the knowledge of Chancellor, has there been in the past, on, in or under any real property owned, leased or operated by Chancellor or any of its predecessors (a) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (b) any asbestos-containing materials, (c) any polychlorinated biphenyls, or (d) any radioactive substances.

        3.18 COMPLIANCE WITH APPLICABLE LAWS. Each of Chancellor and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect. Except as disclosed in the Chancellor Disclosure Letter, Chancellor and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for such noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Chancellor Material Adverse Effect.

        3.19 CHANCELLOR FCC LICENSES; OPERATIONS OF CHANCELLOR LICENSED FACILITIES. Chancellor and its subsidiaries have operated the radio stations for which Chancellor and any of its subsidiaries hold licenses from the FCC, in each case which are owned or operated by Chancellor and its subsidiaries (each a "Chancellor Licensed Facility" and collectively the "Chancellor Licensed Facilities"), in material compliance with the terms of the licenses issued by the FCC to Chancellor and its subsidiaries (the "Chancellor FCC Licenses"), and in material compliance with the Communications Act, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. To the knowledge of Chancellor, each broadcast radio station for which Chancellor or any of its subsidiaries provides programming and advertising services pursuant to a local marketing agreement (each a "Chancellor LMA Facility" and collectively the "Chancellor LMA Facilities") has been operated in material compliance with the terms of the licenses issued by the FCC to the owner of such Chancellor LMA Facility (each an "Chancellor LMA Facility FCC License" and collectively the "Chancellor LMA Facility FCC Licenses"). Chancellor has, and its subsidiaries have, timely filed or made all applications, reports and other disclosures required by the FCC to be made with respect to the Chancellor Licensed Facilities and have timely paid all FCC regulatory fees with respect thereto, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. Chancellor and each of its subsidiaries have, and are the authorized legal holders of, all the Chancellor FCC Licenses necessary or used in the operation of the businesses of the Chancellor Licensed Facilities as presently operated. To the knowledge of Chancellor, the third-parties with which Chancellor or its subsidiaries have entered into local marketing agreements with respect to the Chancellor LMA Facilities have, and are the authorized legal holders of, the Chancellor LMA Facility FCC License necessary or used in the operation of the business of the respective Chancellor LMA Facility to which such local marketing agreement relates. All Chancellor FCC Licenses and, to the knowledge of Chancellor, Chancellor LMA Facility FCC Licenses are validly held and are in full force and effect, unimpaired by any act or omission of Chancellor, each of its subsidiaries (or, to Chancellor's knowledge, their respective predecessors) or their respective officers, employees or agents, except where such impairments could not, individually or in the aggregate, reasonably be expected to have a Chancellor Material Adverse Effect. As of August 26, 1998, except as set forth in the Chancellor Disclosure Letter, no application, action or proceeding is pending for the renewal of any Chancellor FCC License or, to the knowledge of Chancellor, Chancellor LMA Facility FCC License as to which any petition to deny has been filed and, to Chancellor's knowledge, there is not now before the FCC any material investigation, proceeding, notice of violation or order of forfeiture relating to any Chancellor Licensed Facility or Chancellor LMA Facility that, if adversely determined, could reasonably be expected to have a Chancellor Material Adverse Effect, and Chancellor is not aware of any basis that could reasonably be expected to cause the FCC not to renew any of the Chancellor FCC Licenses or the Chancellor LMA Facility FCC Licenses (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry). There is not now pending and, to Chancellor's knowledge, there is not threatened, any action by or before the FCC to revoke, suspend, cancel, rescind or modify in any material respect any of the Chancellor FCC Licenses or to the knowledge of Chancellor, any of the Chancellor LMA Facility FCC Licenses that, if adversely determined, could reasonably be expected to have a Chancellor Material Adverse Effect (other than proceedings to amend FCC rules or the Communications Act of general applicability to the radio broadcast industry).

        3.20 STATE TAKEOVER STATUTES. The Board of Directors of Chancellor has approved the terms of this Agreement and the consummation of the transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the Delaware Code. To Chancellor's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Certificate of Incorporation, Bylaws or other governing instrument of Chancellor or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Chancellor to consummate the transactions contemplated by this Agreement.

        3.21 CHANCELLOR COMMON STOCK. The shares of Chancellor Common Stock to be issued in the Merger will be, upon delivery against receipt of the shares of Capstar Common Stock for which such shares will be issued in accordance with
Section 1.8 of this Agreement, duly authorized, validly issued, fully paid and nonassessable. The shares of Chancellor Common Stock to be issued pursuant to the Capstar Stock Options issued under the Capstar Stock Option Plan and upon exercise of the Warrants will be, upon delivery of the exercise price therefor in accordance with the terms of the Capstar Stock Option Plan and agreements pursuant to which such Capstar Stock Options were issued and the warrant agreements pursuant to which such Warrants were issued, respectively, duly authorized, validly issued, fully paid and nonassessable.

        3.22 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties made by Chancellor as expressly set forth in this Agreement or in any certificate or document delivered pursuant this Agreement, neither Chancellor nor any of its affiliates has made and shall not be construed as having made to Capstar or to any affiliate thereof any representation or warranty of any kind.

                                   Article 4

                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

        Merger Sub represents and warrants to Capstar as follows:

        4.1 ORGANIZATION, STANDING AND CORPORATE POWER Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties would make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Chancellor Material Adverse Effect.

        4.2 CAPITAL STRUCTURE. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially by Chancellor, free and clear of all Liens. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Merger Sub has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Merger Sub.

        4.3 AUTHORITY; NONCONTRAVENTION. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Merger Sub and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Merger Sub, including all necessary stockholder approval. This Agreement has been duly executed and delivered by Merger Sub, and, assuming this Agreement constitutes the valid and binding agreement of Chancellor and Capstar, constitutes a valid and binding obligation of Merger Sub enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Merger Sub, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by it or the consummation by it of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting periods thereunder, (ii) such filings with and approvals required by the FCC under the Communications Act including those required in connection with the transfer of control of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities, and (iii) the filing of a certificate of merger with the Delaware Secretary of State.

        4.4 NO PRIOR ACTIVITIES. Except for this Agreement, Merger Sub (i) has not entered into any agreements or arrangements with any person or (ii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Sub has not engaged, directly or indirectly, in any business activities of any type or kind.

                                   Article 5

                             ADDITIONAL AGREEMENTS

        5.1 PREPARATION OF FORM S-4 AND JOINT PROXY STATEMENT/PROSPECTUS; INFORMATION SUPPLIED.

            (a) As soon as practicable following the date of this Agreement,
(i) Chancellor and Capstar shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and (ii) Capstar and Chancellor shall prepare and file a Registration Statement on Form S-4 (the "Form S-4") with respect to the registration of the issuance of shares of Chancellor Common Stock in the Merger, of which the Joint Proxy Statement/Prospectus will form a part. Each of Chancellor and Capstar shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Chancellor shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Chancellor's stockholders, and Capstar shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Capstar's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Chancellor shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of the Chancellor Common Stock in the Merger and Capstar shall furnish all information concerning itself and the holders of shares of Capstar Common Stock as may be reasonably requested in connection with any such action.

            (b) Capstar agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the (i) Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to Capstar's stockholders or at the time of the Capstar Stockholders Meeting (as defined in Section 5.2(a)), contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading.

            (c) Chancellor agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to Chancellor's stockholders or at the time of the Chancellor Stockholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. Chancellor agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and Chancellor agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus supplied by Capstar specifically for inclusion or incorporation by reference therein as to which Chancellor assumes no responsibility.

        5.2 STOCKHOLDER APPROVAL.

            (a) Capstar agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Capstar Stockholders Meeting") to submit this Agreement, together (subject to Section 5.5(b) below) with the affirmative recommendation of the Capstar Special Committee and Capstar's Board of Directors, to Capstar's stockholders so that they may consider and vote upon the approval and adoption of this Agreement. Capstar will use its best efforts to hold the Capstar Stockholders Meeting as soon as reasonable after the date hereof and, so long as the recommendation of the Capstar Special Committee or the Board of Directors of Capstar has not been withdrawn or modified in accordance with Section 5.5(b), to obtain the favorable votes of its stockholders. Except as may otherwise be permitted by Section 5.5(b) below, the Capstar

Special Committee and the Board of Directors of Capstar shall recommend to its stockholders that they vote in favor of the approval and adoption of this Agreement. Without limiting the generality of the foregoing, Capstar agrees that its obligations pursuant to the first two sentences of this Section 5.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Chancellor of any Acquisition Proposal (as defined in Section 5.5(c) below) or (ii) the withdrawal or modification by Capstar Special Committee or the Board of Directors of Capstar of its approval or recommendation of this Agreement and the Merger in accordance with Section 5.5(b) below, except with respect to a withdrawal or modification of the affirmative recommendation of the Capstar Special Committee or the Board of Directors of Capstar to Capstar stockholders at the Capstar Stockholders Meeting in accordance with Section 5.5(b) or in the event Capstar elects to terminate this Agreement in accordance with Section 8.1(b)(vii).

            (b) Chancellor agrees that it will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "Chancellor Stockholders Meeting") to submit the Chancellor Stockholder Proposals, together (subject to the proviso of the last sentence of this Section 5.2(b)) with the affirmative recommendation of the Chancellor Special Committee and Chancellor's Board of Directors, to the Chancellor's stockholders so that they may consider and vote upon the Chancellor Stockholder Proposals. Chancellor will use its best efforts to hold the Chancellor Stockholders Meeting as soon as reasonable after the date hereof and, so long as the recommendation of the Chancellor Special Committee or the Board of Directors of Chancellor has not been withdrawn or modified in accordance with this Section 5.2(b), to obtain the favorable votes of its stockholders. The Chancellor Special Committee and the Board of Directors of Chancellor shall recommend to its stockholders that they vote in favor of each of the Chancellor Stockholder Proposals; provided, however, that in the event that the Chancellor Special Committee or the Board of Directors of Chancellor determines in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Chancellor Special Committee or the full Board of Directors of Chancellor to withdraw or modify, in a manner materially adverse to Capstar, its approval or recommendation of the transactions contemplated by this Agreement or the Merger (including either or both of the Chancellor Stockholder Proposals), then the Chancellor Special Committee or the full Board of Directors of Chancellor shall be entitled to (A) withdraw or modify such recommendation without breaching the terms of this Agreement or (B) terminate this Agreement in accordance with
Section 8.1(b)(viii); provided, further, that in the event of any such withdrawal or modification of such recommendation by the Chancellor Special Committee or the full Board of Directors of Chancellor in which Chancellor does not elect to terminate this Agreement pursuant to Section 8.1(b)(viii), such modification or withdrawal shall not affect the obligation of Chancellor's Board of Directors to call and convene the Chancellor Stockholders Meeting and submit the Chancellor Stockholder Proposals to the Chancellor stockholders for a vote thereon in accordance with this Section 5.2(b) and 5.2(c) hereof.


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
            (c) Unless this Agreement is first terminated in accordance with
Section 8.1(b)(vii) or 8.1(b)(viii), each of Chancellor and Capstar agrees to cooperate and use its respective best efforts to hold the Chancellor Stockholders Meeting and the Capstar Stockholders Meeting on the same day.

        5.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, each of Chancellor and Capstar shall, and shall cause each of its respective subsidiaries to, afford to the other parties hereto and to their respective officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of Chancellor and Capstar shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other parties hereto such information concerning its business, properties, financial condition, operations and personnel as such parties may from time to time reasonably request, subject to restrictions as to confidentiality contained in any agreements in effect as of the date of this Agreement to which either Chancellor or Capstar is a party, provided that Chancellor or Capstar, as the case may be, shall use its reasonable best efforts to obtain consent to the waiver of any such restrictions upon the request of the other party. Without limiting the foregoing, Capstar shall provide promptly to Chancellor all weekly pacing reports and monthly financial statements prepared by Capstar or any of its subsidiaries in the ordinary course of business. Except as required by law, each of the Chancellor and Capstar will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Capstar or Chancellor, respectively, in confidence to the extent required by and in accordance with the provisions of the letter dated August 1, 1998, between Chancellor and Capstar (the "Confidentiality Agreement"), and each of Chancellor and Capstar agrees that prior to the Effective Time neither party will use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

        5.4 PUBLIC ANNOUNCEMENTS. Chancellor and Capstar agree that each of them will consult with the other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of any national securities exchange or The Nasdaq Stock Market (to the extent applicable to them).

        5.5 ACQUISITION PROPOSALS.

            (a) Except as may otherwise be provided in Section 5.5(e), from and after August 26, 1998, without the prior written consent of Chancellor, Capstar did not and shall not, and did not and shall not authorize or permit any of its subsidiaries to, and did and shall direct and use its best efforts to cause its and its subsidiaries' respective directors, officers, partners, employees, agents, accountants, counsel, financial advisors and other representatives and affiliates (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) or
(ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. As of August 26, 1998, Capstar immediately ceased and terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted by it or its Representatives with respect to the foregoing. Except as may otherwise be provided by Section 5.5(e), from and after August 26, 1998, Capstar did not, and agrees not to, release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal. From and after August 26, 1998, Capstar did, and agrees that it will, notify Chancellor orally and in writing promptly (but in any event within 24 hours) of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal but, at Capstar's discretion, excluding the identity of such third party).

            (b) Neither the Board of Directors of Capstar nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Chancellor, the approval or recommendation by such Board of Directors or committee thereof of this Agreement and the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
(iii) cause Capstar to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; provided, however, that in the event that the Capstar Special Committee or the Board of Directors of Capstar determines in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Capstar Special Committee or the full Board of Directors of Capstar to withdraw or modify, in a manner materially adverse to Chancellor, its approval or recommendation of this Agreement and the Merger, then the Capstar Special Committee or the full Board of Directors of Capstar shall be entitled to (A) withdraw or modify such recommendation without breaching the terms of this Agreement or (B) terminate this Agreement in accordance with Section 8.1(b)(vii); provided, further, that in the event of any such withdrawal or modification of such recommendation by the Capstar Special Committee or the full Board of Directors of Capstar in which Capstar does not elect to terminate this Agreement pursuant to Section 8.1(b)(vii), such modification or withdrawal shall not affect the obligation of Capstar's Board of Directors to call and convene the Capstar Stockholders Meeting and submit this Agreement to the Capstar stockholders for a vote thereon in accordance with Section 5.2(a) and 5.2(c) hereof.

            (c) For purposes of this Agreement, an "Acquisition Proposal" means any written proposal or offer from any person (other than Chancellor or any of its subsidiaries) for a tender or exchange offer, merger, consolidation, other business combination, recapitalization, liquidation, dissolution or similar transaction involving Capstar or any Capstar Significant Subsidiary, or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Capstar or a Capstar Significant Subsidiary.

            (d) Nothing contained in this Section 5.5 shall prohibit the Board of Directors of Capstar from taking and disclosing to its stockholders a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or any exchange offer commenced by a third party.

            (e) In the event that Capstar notifies Chancellor of the existence of any inquiries, offers or proposals in accordance with Section 5.5(a), the Capstar Special Committee or the Board of Directors of Capstar may, or authorize Capstar to, engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with Capstar or any of its Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may, or authorize Capstar to, furnish such third party information concerning Capstar and its business, properties and assets and may release such third party from, or waive any provision of, any standstill or confidentiality agreement with respect to such third party, provided that such action is consistent with the fiduciary duties of the Capstar Special Committee or the full Board of Directors of Capstar under applicable law, as determined by the Capstar Special Committee or the Board of Directors in good faith following consultation with and after considering the advice of outside counsel.

        5.6 CONSENTS, APPROVALS AND FILINGS. Chancellor and Capstar will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and the Communications Act (including filing an application with the FCC for the transfer of control of the Capstar FCC Licenses) as soon as practicable after the date of this Agreement, in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Chancellor and Capstar will each use its best efforts, and will cooperate fully and in good faith with each other, (i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation, the consent of the FCC to the transfer of control of the Capstar FCC Licenses. Each of Chancellor and Capstar shall use its best efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Entities with respect to the matters contemplated by this Agreement.

        5.7 AFFILIATES LETTERS. Prior to the Closing Date, Capstar shall deliver to Chancellor a letter identifying all persons who, at the time the Merger is submitted for approval to the stockholders, may be deemed to be an "affiliate" of such party for purposes of Rule 145 under the Securities Act. Capstar shall use its best efforts to cause each such person to deliver to Chancellor on or prior to the Closing Date a written agreement substantially in the form attached as Annex IV hereto.

        5.8 NASDAQ OR EXCHANGE LISTING. Chancellor shall use its best efforts to cause the shares of Chancellor Common Stock to be issued (a) in the Merger,
(b) upon the exercise of the Capstar Stock Options issued under the Capstar Stock Option Plan, and (c) upon exercise of the Warrants, to be approved for quotation on The Nasdaq Stock Market (or for listing on the New York Stock Exchange, if the shares of Chancellor Common Stock are then listed thereon) at the Effective Time.

        5.9 INDEMNIFICATION. The Certificate of Incorporation of the Surviving Corporation shall contain the provisions with respect to indemnification contained in the certificate of incorporation of Capstar, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Capstar, or any of its respective subsidiaries (the "Capstar Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. If commercially available, Chancellor will cause to be maintained for a period of not less than six years from the Effective Time Capstar's current directors' and officers' insurance and indemnification policies to the extent that they provide coverage for events occurring prior to the Effective Time (the "D&O Insurance") for all persons who are directors and executive officers of Capstar on the date of this Agreement, so long as the annual premium therefor would not be in excess of 250% of the last annual premium paid prior to the date of the Old Agreement; provided, however, that Chancellor or its subsidiaries may, in lieu of maintaining such existing D&O Insurance as provided above, cause coverage to be provided under any policy maintained for the benefit of Chancellor and its subsidiaries so long as the terms thereof are not less advantageous to the beneficiaries thereof than the existing D&O Insurance. Immediately following the Effective Time, Chancellor shall (i) enter into agreements with Chancellor's executive officers and members of the Board of Directors providing for indemnification on substantially identical terms as the agreements of Capstar with the current directors of Capstar and (ii) use its commercially reasonable efforts to obtain an additional directors and officers insurance policy for Chancellor in an amount equal to at least $25 million to cover members of the Chancellor Board of Directors (including the director appointed as of the Effective Time pursuant to this Agreement) for facts and circumstances arising after the Effective Time. The provisions of this Section
5.9 are intended to be for the benefit of, and shall be enforceable by, each Capstar Indemnified Party, executive officer of Chancellor and member of the Chancellor Board of Directors following the Effective Time, and his heirs and his personal representatives and shall be binding on all successors and assigns of Chancellor and the Surviving Corporation.

        5.10 LETTER OF CHANCELLOR'S ACCOUNTANTS. Chancellor shall use its reasonable best efforts to cause to be delivered to Capstar a letter of PricewaterhouseCoopers LLP, Chancellor's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to Capstar and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        5.11 LETTER OF CAPSTAR'S ACCOUNTANTS. Capstar shall use its reasonable best efforts to cause to be delivered to Chancellor, a letter of PricewaterhouseCoopers LLP, Capstar's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to Chancellor and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        5.12 [INTENTIONALLY LEFT BLANK.]

        5.13 SENIOR CREDIT FACILITY CONSENTS. Prior to Closing, Capstar agrees to use its commercially reasonable efforts to obtain the consent of lenders under its senior secured credit facilities to (i) waive the potential event of default under such facility as a result of a change of control thereunder in order to consummate the Merger and the transactions contemplated by this Agreement and (ii) permit Capstar and its subsidiaries to make change of control offers pursuant to the terms of the indentures governing their outstanding indebtedness and the certificates of designation governing the Capstar Partners 12% Preferred Stock and the Capstar Communications 12-5/8% Preferred Stock. In the event that Capstar is unable to obtain such consent upon commercially reasonable terms (giving effect to the overall capitalization of Chancellor and its consolidated subsidiaries following the Effective Time), each of Chancellor and Capstar agrees to cooperate with the other party in obtaining refinancing of such senior secured credit facility upon terms and conditions that are mutually agreed upon in good faith by each party.

        5.14 SECTION 16(b) BOARD APPROVAL.

             (a) Prior to Closing, the Board of Directors of Chancellor shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Chancellor Common Stock at the Effective Time by officers and directors of Chancellor (including officers or directors of Capstar who become, prior to, at, or following the

Effective Time of the Merger, officers or directors of Chancellor) as a result of the conversion of shares of Capstar Common Stock in the Merger and the assumption of the Capstar Stock Options and Warrants by Chancellor at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for Capstar Stock Options and Warrants to be assumed by Chancellor at the Effective Time, the material terms of the options and warrants to purchase Chancellor Common Stock acquired by such insiders as a result of the assumption by Chancellor of such Capstar Stock Options and Warrants.

             (b) Prior to Closing, the Board of Directors of Capstar shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of Capstar Common Stock held by officers and directors of Capstar into shares of Chancellor Common Stock as a result of the conversion of shares in the Merger, and the assumption by Chancellor at the Effective Time of the Capstar Stock Options and Warrants of the officers and directors of Capstar. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Capstar Common Stock to be converted into shares of Chancellor Common Stock at the Effective Time, the number and material terms of the Capstar Stock Options and Warrants to be assumed by Chancellor at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

        5.15 TERMINATION OF OR WAIVER OF RIGHTS UNDER STOCKHOLDERS AGREEMENTS. Prior to the Closing, Capstar shall use its reasonable best efforts to obtain the consent of the requisite parties to the Stockholders Agreement dated October 16, 1996, as amended, among Capstar and the other parties listed therein, the Stockholders Agreement dated November 26, 1996, as amended, among Capstar and the other parties listed therein, and the Amended and Restated Stockholders Agreement dated May 18, 1998, among Capstar and the other parties listed therein (collectively, the "Capstar Stockholders Agreements') to terminate, or otherwise waive their rights from and after the Effective Time under, such Capstar Stockholders Agreements at the Effective Time. To the extent that a termination or waiver of rights under any of the Capstar Stockholders Agreements is not effected prior to Closing, Chancellor agrees to assume the obligations of the Surviving Corporation thereunder with respect to shares of Chancellor Stock issued in the Merger or otherwise subject to such agreement(s).

        5.16 CHANCELLOR REGISTRATION RIGHTS. Prior to the Closing, Chancellor shall use its reasonable best efforts to enter into a joinder to the Chancellor Stockholders Agreement (the "Chancellor Registration Rights Agreement") with the holders of Capstar Common Stock at the Effective Time (or otherwise enter into a new agreement with such holders and the existing parties to the Chancellor Stockholders Agreement) that, after giving effect to the Merger and the issuance of shares of Chancellor Common Stock therein, will own at least 1% of the outstanding shares of Chancellor Common Stock immediately following the Effective Time, providing for rights of registration under the Securities Act of all shares of Chancellor Common Stock held by such holders following the Merger on substantially similar terms as are provided in the Chancellor Stockholders Agreement, with such changes as are described in the supplement to the Chancellor Disclosure Letter dated the date hereof.

                                   ARTICLE 6

           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

        6.1 CONDUCT OF BUSINESS.

            (a) Except as expressly contemplated by this Agreement or in the supplement to the Capstar Disclosure Letter dated the date hereof, during the period from August 26, 1998 to the Effective Time, Capstar did and shall, and did and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from August 26, 1998 to the Effective Time and except as contemplated by this Agreement, as set forth in the Capstar SEC Documents or a supplement to the Capstar Disclosure Letter dated the date hereof or as otherwise agreed to in one or more writings after August 26, 1998 (which writings are hereby reaffirmed), Capstar did and shall not, and did and shall not permit any of its subsidiaries to, without the prior consent of Chancellor (which shall not be unreasonably delayed or withheld):

                (i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of Capstar to its parent and regularly scheduled dividend payments on the 12% Senior Exchangeable Preferred Stock of Capstar Partners and 12-5/8% Series E Cumulative Preferred Stock of Capstar Communications), (x) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (y) except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (z) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of Capstar Stock Options outstanding on August 26, 1998, (B) pursuant to employment agreements or other contractual arrangements in effect on August 26, 1998, and (C) issuances of stock of any direct or indirect wholly-owned subsidiary of Capstar to its parent);

                (ii) amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents;

                (iii) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

                (iv) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to Capstar and its subsidiaries, taken as whole, other than bank Liens on any radio station assets acquired by Capstar or any of its subsidiaries in accordance with the terms of this Agreement;

                (v) (x) other than working capital borrowings in the ordinary course of business and consistent with past practices or borrowings used for the purchase of any radio station or other acquisition permitted by the terms of this Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to Capstar or any of its direct or indirect wholly-owned subsidiaries or
        (y) make any material loans or advances to any other person, other than to Capstar or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

                (vi) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to Capstar and its subsidiaries, taken as a whole or change its Tax or accounting methods, policies, practice or procedures, except as required by GAAP;

                (vii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Capstar included in the Capstar SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                (viii) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of August 26, 1998, in the ordinary course of business consistent with past practices and for acquisitions of radio station assets, including radio towers related thereto, in accordance with the terms of this Agreement;

                (ix) except as may be required by law:

                     (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of Capstar or any of its subsidiaries which is inconsistent with the terms of any Capstar Benefit Plan;

                     (B) other than in the ordinary course of business and consistent with past practices, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of Capstar or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

                     (C) except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any Capstar Benefit Plan, or any election made pursuant to the provisions of any Capstar Benefit Plan, to accelerate any payments, obligations or vesting schedules under any Capstar Benefit Plan; or

                     (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

                (x) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which Capstar or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

                (xi) authorize any of, or commit or agree to take any of, the foregoing actions.

        6.2 CAPSTAR STOCK OPTIONS.

            (a) At the Effective Time, each Capstar Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be deemed to have been assumed by Chancellor, without further action by Chancellor, the Surviving Corporation or the holders of such options, and shall thereafter be deemed to be an option to acquire shares of Chancellor Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

                (i) the number of shares of Chancellor Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of Capstar Common Stock subject to the original option and (y) the Exchange Ratio; and

                (ii) the exercise price per share of Chancellor Common Stock under the new option shall be equal to (x) the exercise price per share of Capstar Common Stock under the original option divided by (y) the Exchange Ratio.

        The adjustments provided herein to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

            (b) At the Effective Time, Chancellor shall approve and adopt the Capstar Stock Option Plans and assume the obligations of Capstar thereunder, with such changes thereto as may be necessary to reflect the consummation of the transactions contemplated hereby. Nothing in this Section 6.2(b) shall be construed to prevent Chancellor in any way from terminating or freezing the benefits under any such plans (subject to the rights of the holders of the Capstar Stock Options thereunder) and adopting one or more new stock option plans, as approved by the Board of Directors of Chancellor following the Effective Time.

            (c) Promptly following the Effective Time, Chancellor shall use its reasonable best efforts to file with the SEC a Registration Statement on Form S-8 (or an amendment to any such form of Chancellor currently on file with the SEC that is available therefor) (the "Form S-8") for the purpose of registering the shares of Chancellor Common Stock issuable upon the exercise of the Capstar Stock Options issued or issuable under the Capstar Stock Option Plan, and Chancellor shall use its reasonable best efforts to have the Form S-8 (or any post-effective amendment thereto) declared effective under the Securities Act as soon as practicable after such filing.

        6.3 CAPSTAR WARRANTS.

            (a) At the Effective Time, each Warrant to purchase shares of Capstar Common Stock that is outstanding immediately prior to the Effective Time shall be deemed to have been assumed by Chancellor, without further action by Chancellor, the Surviving Corporation or the holders of such Warrants, and shall thereafter be deemed to be a warrant to purchase shares of Chancellor Common Stock in such amount and at the purchase price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

                (i) the number of shares of Chancellor Common Stock to be subject to the new warrant shall be equal to the product of (x) the number of shares of Capstar Common Stock subject to the original Warrant and (y) the Exchange Ratio; and

                (ii) the purchase price per share of Chancellor Common Stock under the new warrant shall be equal to (x) the purchase price per share of Capstar Common Stock under the original Warrant divided by (y) the Exchange Ratio.

            (b) Promptly following the Effective Time, Chancellor shall use its reasonable best efforts to file with the SEC a Registration Statement on Form S-8 (or an amendment to any such form of Chancellor currently on file with the SEC that is available therefor) (the "Form S-8") for the purpose of registering the shares of Chancellor Common Stock issuable upon the exercise of the Warrants, and Chancellor shall use its reasonable best efforts to have the Form S-8 (or any post-effective amendment thereto) declared effective under the Securities Act as soon as practicable after such filing.

        6.4 OTHER ACTIONS. From and after August 26, 1998, neither Chancellor nor Capstar shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VII not being satisfied.

                                   ARTICLE 7

                              CONDITIONS PRECEDENT

        7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. The Capstar Stockholders Approval and Chancellor Stockholders Approval shall have been obtained in accordance with the requirements of the Delaware Code and The Nasdaq Stock Market, as applicable.

            (b) FCC ORDER. The FCC shall have issued an order (the "FCC Order") approving the transfers of control pursuant to the Merger of the Capstar FCC Licenses for the operation of the Capstar Licensed Facilities without the imposition of any conditions or restrictions that could reasonably be expected to have a Capstar Material Adverse Effect, and which FCC Order has not been reversed, stayed, enjoined, set aside or suspended and with respect to which no timely request for stay, petition for reconsideration or appeal has been filed and as to which the time period for filing of any such appeal or request for reconsideration or for any sua sponte action by the FCC with respect to the FCC Order has expired, or, in the event that such a filing or review sua sponte has occurred, as to which such filing or review shall have been disposed of favorably to the grant of the FCC Order and the time period for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed or review initiated.

            (c) GOVERNMENTAL AND REGULATORY CONSENTS. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Entity (other than the FCC) whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have a Capstar Material Adverse

Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

            (d) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

            (e) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated.

            (f) NASDAQ OR EXCHANGE APPROVAL. The shares of Chancellor Common Stock issuable pursuant to the Merger shall have been approved for quotation on The Nasdaq Stock Market (or the New York Stock Exchange, if the shares of Chancellor Common Stock are then listed thereon).

            (g) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (h) [INTENTIONALLY LEFT BLANK.]

            (i) [INTENTIONALLY LEFT BLANK.]

            (j) CONSENT OF SENIOR LENDERS. Capstar shall have received (i) all necessary consents under its senior secured credit facility in order to consummate the Merger and the transactions contemplated by this Agreement, or
(ii) a firm commitment of senior secured financing from a nationally recognized commercial bank or syndicate of banks in amounts sufficient to refinance all of the outstanding indebtedness under its senior secured credit facilities at the Closing.

        7.2 CONDITIONS TO OBLIGATIONS OF CAPSTAR. The obligation of Capstar to effect the Merger is further subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Chancellor and Merger Sub contained in this Agreement shall have been true and correct as of the date such representations and warranties are made under this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Chancellor Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Chancellor and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the broadcast industry generally. Each of Chancellor and Merger Sub shall have delivered to Capstar a certificate dated as of the Closing Date, signed by a senior executive officer of such company, to the effect set forth in this Section 7.2(a).

            (b) PERFORMANCE OF OBLIGATIONS OF CHANCELLOR AND MERGER SUB. Each of Chancellor and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including without limitation, the filing of the Amended and Restated Charter, and Capstar shall have received a certificate signed on behalf of each of Chancellor and Merger Sub by a senior executive officer of each of them to such effect.

            (c) TAX OPINION. Capstar shall have received an opinion of Vinson & Elkins L.L.P., dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, (ii) Chancellor, Merger Sub and Capstar will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of Capstar on the receipt pursuant to the Merger of shares of Chancellor Common Stock in exchange for shares of Capstar Common Stock, except with respect to cash received in lieu of fractional shares of Chancellor Common Stock or Dissenting Shares. In rendering such opinion, Vinson & Elkins L.L.P. shall receive and may rely upon representations contained in certificates of Chancellor, Merger Sub and Capstar.

            (d) CHANCELLOR REGISTRATION RIGHTS. Chancellor shall have entered into the Chancellor Registration Rights Agreement.

        7.3 CONDITIONS TO OBLIGATIONS OF CHANCELLOR. The obligations of Chancellor and Merger Sub to effect the Merger is further subject to the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Capstar contained in this Agreement shall have been true and correct as of the date such representations and warranties are made under this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Capstar Material Adverse Effect qualifier(s) contained therein) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of Capstar (or, following the Effective Time, the Surviving Corporation) and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the broadcast industry generally. Capstar shall have delivered to Chancellor a certificate dated as of the Closing Date, signed by a senior executive officer of Capstar, to the effect set forth in this Section 7.3(a).

            (b) PERFORMANCE OF OBLIGATIONS OF CAPSTAR. Capstar shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Chancellor and Merger Sub shall have received a certificate signed on behalf of Capstar by a senior executive officer of Capstar to such effect.

            (c) TAX OPINION. Chancellor shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, (ii) Chancellor, Merger Sub and Capstar will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by Chancellor, Merger Sub or Capstar by reason of the Merger. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations contained in certificates of Chancellor, Merger Sub and Capstar.

            (d) MATERIAL AGREEMENTS. Capstar and its subsidiaries shall have received any necessary consents required as a result of the Merger and transactions contemplated by this Agreement with respect to each Material Agreement. A true and correct list of which Material Agreements require such consents is set forth in the Capstar Disclosure Letter.

            (e) FINANCIAL SERVICES AGREEMENTS. Capstar and certain of its subsidiaries and Hicks Muse shall have entered into an amendment to each of the Monitoring and Oversight Agreement (the "Capstar M&O Agreement") between Hicks Muse and Capstar, the Monitoring and Oversight Agreement (the "Partners M&O Agreement") between Hicks Muse and Capstar Partners, the Financial Advisory Agreement (the "Capstar Financial Advisory Agreement") between Hicks Muse and Capstar, and the Financial Advisory Agreement (the "Partners Financial Advisory Agreement") between Hicks Muse and Partners, that provide (i) the Partners M&O Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (ii) the Partners Financial Advisory Agreement will be terminated at the Effective Time with no further obligation of any party thereto, (iii) the Capstar M&O Agreement will be terminated at the Effective Time and, in consideration therefor, Capstar shall deliver to Hicks Muse at Closing a one-time cash payment of $14,202,000, and (iv) the Capstar Financial Advisory Agreement will be terminated at the Effective Time and, in consideration therefor, Hicks Muse will receive a fee from Capstar of $17,500,000 in cash, payable at Closing, in satisfaction of its services performed under the Capstar Financial Advisory Agreement in connection with the Merger.

            (f) DISSENTING SHARES. Holders of not more than 10% of the outstanding shares of Capstar Class B Common Stock and Capstar Class C Common Stock shall have properly demanded appraisal rights for their shares under the Delaware Code.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

        8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned as follows:

            (a) at any time prior to the Effective Time, whether before or after receipt of the Chancellor Stockholders Approval or the Capstar Stockholders Approval, by mutual written consent of Chancellor and Capstar;

            (b) at any time prior to the Effective Time, whether before or after receipt of the Chancellor Stockholders Approval or the Capstar Stockholders Approval:

                (i) by Chancellor or Capstar if the Capstar Stockholders Approval shall not have been obtained after submission by the Board of Directors of Capstar of this Agreement for approval and adoption by the common stockholders of Capstar at a special meeting called for such purpose in accordance with Section 5.2(a);

                (ii) by Capstar or Chancellor if the Chancellor Stockholders Approval shall not have been obtained after submission by the Board of Directors of Chancellor of the Chancellor Stockholder Proposals for approval by the common stockholders of Chancellor at an annual or special meeting called for such purpose in accordance with Section 5.2(b);

                (iii) by Chancellor or Capstar if the Merger shall not have been consummated on or before September 30, 1999, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                (iv) by Chancellor or Capstar if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                (v) by Chancellor or Capstar in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"), provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                (vi) by Chancellor if Capstar shall have breached the requirements of Section 5.5 hereof, unless Chancellor shall at such time be in

        Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

                (vii) by Capstar if the Board of Directors of Capstar or the Capstar Special Committee has determined in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Capstar Special Committee or the full Board of Directors of Capstar to withdraw or modify, in a manner materially adverse to Chancellor, its approval or recommendation of this Agreement or the Merger in accordance with Section 5.5(b); or

                (viii) by Chancellor if the Board of Directors of Chancellor or the Chancellor Special Committee has determined in good faith, following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law it is necessary for the Chancellor Special Committee or the full Board of Directors of Chancellor to withdraw or modify, in a manner materially adverse to Capstar, its approval or recommendation of the Merger and the Chancellor Stockholder Proposals in accordance with Section 5.2(b).

        8.2 EFFECT OF TERMINATION.

            (a) In the event that Chancellor or Capstar terminates this Agreement as provided in Section 8.1(a), 8.1(b)(iii) or 8.1(b)(iv), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Chancellor or Capstar, other than the last sentence of Section 5.3 and Sections 2.10, 3.7, 8.2 and 11.2.

            (b) In the event that this Agreement is terminated by Chancellor pursuant to Section 8.1(b)(v) or 8.1(b)(vi) or by Capstar or Chancellor pursuant to Section 8.1(b)(i), Capstar shall promptly reimburse Chancellor for all substantiated out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors. In the event that this Agreement is terminated by Capstar pursuant to Section 8.1(b)(v) or by Chancellor or Capstar pursuant to Section 8.1(b)(ii), Chancellor shall promptly reimburse Capstar for all substantiated out-of-pocket costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors.

            (c) In the event that this Agreement is terminated by Capstar pursuant to Section 8.1(b)(vii) or by Chancellor pursuant to Section 8.1(b)(viii), the party electing to terminate this Agreement shall, concurrently with such termination, pay to the non-terminating party (by wire transfer of immediately available funds) an amount of $50,000,000 in cash (the "Termination Fee").

            (d) This Agreement shall not be deemed to have been validly terminated until all payments contemplated by Section 8.2(b) and 8.2(c) shall have been made in full. In the event of a termination pursuant to Sections 8.1(b)(i), 8.1(b)(ii), 8.1(b)(v) or 8.1(b)(vi), the reimbursement of expenses by the breaching party pursuant to Section 8.2(b) shall be the parties sole remedy unless the termination resulted from a willful material breach of the representations, warranties, covenants or other agreements in this Agreement, in which case the non-breaching party may seek damages or any other appropriate remedy at law or in equity. In the event of a termination pursuant to Sections 8.1(b)(vii) or 8.1(b)(viii), the payment of the Termination Fee by Capstar or Chancellor, as applicable, pursuant to Section 8.2(c) shall be the non-terminating party's sole remedy.

        8.3 AMENDMENT. Subject to the applicable provisions of the Delaware Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Capstar Stockholders Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of Capstar's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        8.4 EXTENSION; CONSENT; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        8.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION, CONSENT OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension, consent or waiver pursuant to Section 8.4 shall, in order to be effective, require in the case of each of Chancellor or Capstar, action by its Board of Directors.

                                   Article 9

                             SURVIVAL OF PROVISIONS

        9.1 SURVIVAL. The representations and warranties of Chancellor, Merger Sub and Capstar made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.

                                   Article 10

                                    NOTICES

        10.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

                  If to Chancellor or Merger Sub, to:

                           Chancellor Media Corporation
                           300 Crescent Court, Suite 600
                           Dallas, Texas 75201
                           Attention:  D. Geoffrey Armstrong
                                       William S. Banowsky, Jr.
                           Facsimile:  (214) 922-8701

                  with copies to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court, Suite 1300
                           Dallas, Texas 75201
                           Attention:  Michael A. Saslaw
                           Facsimile:  (214) 746-7777

                  and

                           Thompson & Knight, P.C.
                           1700 Pacific Avenue
                           Suite 3300
                           Dallas, Texas 75201
                           Attention:  Sam P. Burford, Jr.
                           Facsimile:  (214) 969-1751

                  If to Capstar, to:

                           Capstar Broadcasting Corporation
                           600 Congress Avenue
                           Suite 1400
                           Austin, Texas 78701
                           Attention:  R. Steven Hicks
                                       William S. Banowsky, Jr.
                           Facsimile:  (512) 340-7890

                  and
                           c/o Hicks, Muse, Tate & Furst Incorporated
                           200 Crescent Court
                           Suite 1600
                           Dallas, Texas 75201
                           Attention:  Lawrence D. Stuart, Jr.
                           Facsimile:  (214) 740-7313

                  with copies to:

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Attention:  Michael D. Wortley
                           Facsimile:  (214) 999-7732

                  and

                           R. Gerald Turner
                           Southern Methodist University
                           P.O. Box 750100
                           Dallas, Texas 75272-0333
                           Facsimile:  (214) 768-3844

                  and

                           Hughes & Luce, LLP
                           1717 Main Street
                           Suite 2800
                           Dallas, Texas 75201
                           Attention:  Alan J. Bogdanow
                           Facsimile:  (214) 939-5849

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                  Article 11

                                 MISCELLANEOUS

        11.1 ENTIRE AGREEMENT. Except for the documents executed by Chancellor and Capstar pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

        11.2 EXPENSES. Except as provided in Section 8.2, whether or not the Merger is consummated, each of Chancellor and Capstar will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided, that the fees and expenses incurred in connection with (i) the filings and registrations with the Department of Justice and Federal Trade Commission pursuant to the HSR Act, (ii) the filings with the FCC under the Communications Act, and (iii) the printing, mailing and distribution of the Joint Proxy Statement/Prospectus and the preparation and filing of the Form S-4, shall be borne equally by Chancellor and Capstar. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the fees and expenses of its attorneys.

        11.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        11.4 NO THIRD PARTY BENEFICIARY. Except for Section 5.9, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto (including their respective Boards of Directors and the Capstar Special Committee and Chancellor Special Committee), and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

        11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        11.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

        11.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.

        11.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Capstar or Chancellor under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

        11.9 NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, stockholder, incorporator or partner, as such, of Chancellor, Capstar, Merger Sub or the Surviving Corporation shall have any liability for any obligations of Chancellor, Capstar, Merger Sub or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

        11.10 RELEASE OF OLD MERGER SUB. Each of Chancellor and Capstar hereby generally release and forever discharge Old Merger Sub and its successors and their respective directors, officers, employees, agents or other representatives from any and all obligations, claims or liabilities whatsoever arising out of the Old Agreement, this Agreement and the transactions contemplated thereby or hereby.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]


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

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Chancellor, Capstar, Old Merger Sub and Merger Sub effective as of the date first written above.

                                     CHANCELLOR MEDIA CORPORATION


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:


                                     CAPSTAR BROADCASTING CORPORATION


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:


                                     CMC MERGER SUB, INC.


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:


                                     CBC ACQUISITION COMPANY, INC.


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:


                                       58